UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        September 17, 2015

HENNESSY ADVISORS, INC.
(Exact name of registrant as specified in its charter)

California	001-36423	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California		94945
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number including area code:   (415) 899-1555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 17, 2015, Hennessy Advisors, Inc. (“Hennessy Advisors”) entered into a Term Loan Agreement (the “Loan Agreement”) among Hennessy Advisors, U.S. Bank National Association (“U.S. Bank”), as administrative agent (in such capacity, “Agent”) and as a lender, and California Bank & Trust, as syndication agent and as a lender, which Loan Agreement replaced and refinanced the Second Amended and Restated Loan Agreement previously entered into by Hennessy Advisors and U.S. Bank on October 26, 2012 and amended on November 1, 2013. The original principal amount of the loan is $35,000,000, which amount is payable in 49 consecutive installments, with the final payment occurring on September 17, 2019.  The proceeds of the Loan Agreement will be used to refinance existing indebtedness and to fund, in part, Hennessy Advisors’ program to repurchase its capital stock from its shareholders under the Offer to Purchase for Cash dated August 20, 2015 (the “2015 Stock Repurchase”). Amounts outstanding under the Loan Agreement will bear interest at either (a) LIBOR plus a margin that ranges from 2.75% to 3.25%, depending on Hennessy Advisors’ ratio of consolidated debt to consolidated EBITDA (as defined below), or (b) (i) the highest of the prime rate set by U.S. Bank from time to time, the Federal Funds Rate plus 0.50%, or one-month LIBOR plus 1.00%, plus (ii) a margin that ranges from 0.25% to 0.75%, depending on Hennessy Advisors’ ratio of consolidated debt to consolidated EBITDA.  All borrowings under the Loan Agreement are secured by substantially all of the assets of Hennessy Advisors.

The Loan Agreement contains customary restrictive covenants pertaining to the management and operations of Hennessy Advisors, including restrictions regarding stock repurchases (other than the 2015 Stock Repurchase) and distributions. The Loan Agreement also includes certain financial covenants that, commencing as of December 31, 2015, require (1) the maintenance of a consolidated debt to consolidated earnings before interest, taxes, depreciation and amortization (excluding, among other things, certain non-cash gains and losses) (“EBITDA”) ratio of not more than (a) 2.50 to 1.00, measured as of the last day of each fiscal quarter ending on or prior to September 30, 2016, (b) 2.25 to 1.00, measured as of the last day of each fiscal quarter ending on or after December 31, 2016 but on or prior to September 30, 2017, (c) 2.00 to 1.00, measured as of the last day of each fiscal quarter ending on or after December 31, 2017 but on or prior to September 30, 2018, and (d) 1.75 to 1.00, measured as of the last day of each fiscal quarter ending on or after December 31, 2018 but on or prior to September 17, 2019 and (2) a consolidated fixed charge coverage ratio of at least 1.25 to 1.00, measured as of the last day of each fiscal quarter, with each quarterly measurement period calculated for the two fiscal quarters then ended.  For the purposes of the consolidated debt to consolidated EBITDA ratio, consolidated EBITDA for the two consecutive fiscal quarter period of Hennessy Advisors ending on such day will be multiplied by two.

The Loan Agreement also includes customary events of default, including, but not limited to, the failure to pay any interest or principal when due, the failure to perform covenants required by the Loan Agreement, untrue or incorrect representations or warranties, insolvency or bankruptcy, the termination of certain of the management agreements between Hennessy Advisors and the mutual funds that it manages, Hennessy Advisors ceasing to be registered with the Securities and Exchange Commission as an investment adviser, the occurrence of certain events related to Hennessy Advisors’  employee compensation and benefit plans, certain judgment defaults and a change of control. If an event of default under the Loan Agreement occurs and is continuing, then Agent may declare any outstanding obligations under the Loan Agreement to be immediately due and payable. In addition, if Hennessy Advisors becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, then any outstanding obligations under the Loan Agreement will automatically become immediately due and payable.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On September 23, 2015, Hennessy Advisors announced the preliminary results of its self-tender offer to repurchase up to 1,000,000 shares of its outstanding common stock, no par value (the “Common Stock”), which expired at 5:00 p.m., New York City time, on September 18, 2015.

Based on the preliminary count by Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company, N.A., the depositary for the self-tender offer (the “Depositary”), approximately 1,808,790 shares of Common Stock were properly tendered and not properly withdrawn, including shares of Common Stock that were tendered through notice of guaranteed delivery. Based on this preliminary count, as the self-tender offer was oversubscribed, Hennessy Advisors expects to acquire 1,000,000 shares of Common Stock at a purchase price of $25.00 per share representing approximately 17% of Hennessy Advisors’ issued and outstanding shares of Common Stock as of August 19, 2015.

Due to the oversubscription of the self-tender offer, based on the preliminary count described above, Hennessy Advisors will accept for purchase on a pro rata basis approximately 55% of the shares of Common Stock properly tendered and not properly withdrawn by each tendering stockholder (other than “odd lot” holders, whose shares of Common Stock will be purchased on a priority basis).

The number of shares of Common Stock to be purchased and the proration information are preliminary and subject to change. The preliminary information contained in the filed press release is subject to confirmation by the Depositary and is based on the assumption that all shares of Common Stock tendered through notice of guaranteed delivery will be delivered within three business days after the date of receipt by the Depositary of the notice of guaranteed delivery. The final number of shares of Common Stock to be purchased and the final proration information are not expected to be announced until at least September 25, 2015.  Promptly after such announcement, payment for the shares of Common Stock accepted for purchase under the self-tender offer, and return of all other shares tendered and not purchased, will occur.

The press release announcing the preliminary results of the self-tender offer is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

4.1	Term Loan Agreement among Hennessy Advisors, Inc., U.S. Bank National Association, and California Bank & Trust, dated September 17, 2015.

99.1	Press release announcing the preliminary results of the Hennessy Advisors, Inc. Self-Tender Offer, dated September 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 23, 2015	HENNESSY ADVISORS, INC. By: /s/ Neil J. Hennessy Neil J. Hennessy President and CEO

HENNESSY ADVISORS, INC.

Exhibit Index to Current Report on Form 8-K dated September 17, 2015

Exhibit	Description

4.1	Term Loan Agreement among Hennessy Advisors, Inc., U.S. Bank National Association, and California Bank & Trust, dated September 17, 2015.

99.1	Press release announcing the preliminary results of the Hennessy Advisors, Inc. Self-Tender Offer, dated September 23, 2015.